Exhibit 99.01

CONTACTS:
	For Media Inquiries:	For Investor Inquiries:
	Jared Tipton Cepheid Corporate Communications Tel: (408) 400 8377 communications@cepheid.com	Jacquie Ross Cepheid Investor Relations Tel: (408) 400 8329 investor.relations@cepheid.com
Cepheid 904 Caribbean Drive Sunnyvale, CA 94089 Telephone: 408.541.4191 Fax: 408.541.4192

CEPHEID REPORTS 2013 SECOND QUARTER RESULTS

Record Revenue Driven by $18 Million Year-Over-Year Growth in Clinical

SUNNYVALE, California, July 18, 2013 – Cepheid (Nasdaq: CPHD) today reported revenues for the second quarter of 2013 of $96.0 million, representing growth of 19% from $81.0 million for the second quarter of 2012. Net loss in the second quarter of 2013 was $6.6 million, or $(0.10) per share, which compares to net income of $1.1 million, or $0.02 per share, in the second quarter of 2012.

Excluding employee stock-based compensation and amortization of purchased intangible assets, non-GAAP net income for the second quarter of 2013 was $1.2 million, or $0.02 per share. This compares to non-GAAP net income of $7.9 million, or $0.11 per share, in the second quarter of 2012.

As discussed in Cepheid’s press release dated July 11, 2013, second quarter results reflect an unanticipated inventory reserve of approximately $3.0 million, which impacted earnings per share by approximately $0.04.

“With a record 435 systems placed in the second quarter, it is clear that the GeneXpert® system is gaining momentum in both commercial and HBDC markets as the molecular platform of choice,” said John Bishop, Cepheid’s Chairman and Chief Executive Officer. “With backorders of Xpert® test cartridges now behind us, and with new leadership and a new organizational structure in manufacturing operations, we are investing aggressively and driving across-the-board improvements to ensure that Cepheid is well prepared to effectively manage the growing demand for our rapidly expanding Xpert test menu.”

Operational Overview

•	By business, total sales were, in millions:

	Three Months Ended June 30,
	2013	2012	Change
Clinical Systems	$16.7	$13.9	20%
Clinical Reagents	70.8	55.8	27%

Total Clinical	87.5	69.7	26%

Non-Clinical & Other	8.5	11.3	-25%

Total Sales	$96.0	$81.0	19%

•	By geography, total sales were, in millions:

	Three Months Ended June 30,
	2013	2012	Change
North America
Clinical	$49.9	$47.5	5%
Non-Clinical & Other	7.5	9.5	-21%

Total North America	57.4	57.0	1%

International
Clinical	37.6	22.2	69%
Non-Clinical & Other	1.0	1.8	-41%

Total International	38.6	24.0	61%

Total Sales	$96.0	$81.0	19%

•

During the quarter, Cepheid installed a total of 156 GeneXpert systems in its commercial Clinical business. Additionally, the Company placed a total of 279 GeneXpert systems as part of its High Burden Developing Country (HBDC) program. Including the HBDC systems, a cumulative total of 4,552 GeneXpert systems have been placed worldwide as of June 30, 2013.

•

GAAP gross margin on sales was 45% and non-GAAP gross margin on sales was 47%, which compares to 57% and 58%, respectively, in the second quarter of 2012. Excluding the impact of the unanticipated inventory reserve of approximately $3.0 million, GAAP gross margin on sales was 48% and non-GAAP gross margin on sales was 50%.

•	Cash and cash equivalents were $85.0 million as of June 30, 2013.

•	DSO was 45 days.

Business Outlook

For the fiscal year ending December 31, 2013, the Company’s full year guidance has been revised to reflect additional investment in manufacturing operations to fully prepare the Company to effectively manage growing demand and expected revenue mix between Commercial Clinical and HBDC. With these points in mind, the Company now expects:

•	Total revenue in the range of $380 to $385 million;

•	Net loss in a range from $(0.30) to $(0.27) per share; and

•	Non-GAAP net income in the range of $0.18 to $0.21 per share.

Expected non-GAAP net income excludes approximately $29 million related to stock compensation expense and approximately $4 million related to the amortization of acquired intangibles. The fully diluted share count for the year is expected to be approximately 67 million, except in the event we have non-GAAP net income, in which case the share count would be approximately 72 million shares.

The following table reconciles net loss per share to the non-GAAP net income per share range:

	Guidance Range for Year Ending December 31, 2013
	Low	High
Net Loss Per Share	$(0.30)	$(0.27)
Stock Compensation Expense	0.42	0.42
Amortization of Purchased Intangible Assets	0.06	0.06

Non-GAAP Measure of Net Income Per Share	$0.18	$0.21

Accessing Cepheid’s 2013 Second Quarter Results Conference Call

The Company will host a management presentation at 2 p.m. Pacific Time on Thursday, July 18, 2013, to discuss the results. To access the live webcast, please visit Cepheid’s website at http://ir.cepheid.com at least 15 minutes before the scheduled start time to download any necessary audio or plug-in software. A replay of the webcast will be available shortly following the call and will remain available for at least 90 days.

About Cepheid

Based in Sunnyvale, Calif., Cepheid (Nasdaq: CPHD) is a leading molecular diagnostics company that is dedicated to improving healthcare by developing, manufacturing, and marketing accurate yet easy-to-use molecular systems and tests. By automating highly complex and time-consuming manual procedures, the Company’s solutions deliver a better way for institutions of any size to perform sophisticated genetic testing for organisms and genetic-based diseases. Through its strong molecular biology capabilities, the Company is focusing on those applications where accurate, rapid, and actionable test results are needed most, such as managing infectious diseases and cancer. For more information, visit http://www.cepheid.com.

Use of Non-GAAP Measures

The Company has supplemented its reported GAAP financial information with non-GAAP measures that do not include employee stock-based compensation expense, amortization of purchased intangible assets and a tax benefit related to an intercompany intellectual property transaction. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP. The Company’s management uses the non-GAAP information internally to evaluate its ongoing business, continuing operational performance and cash requirements, and believes these non-GAAP measures are useful to investors as they provide a basis for evaluating the Company’s cash requirements and additional insight into the underlying operating results and the Company’s ongoing performance in the ordinary course of its operations.

These non-GAAP measures may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with U.S. GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.

As described above, the Company excludes the following items from one or more of its non-GAAP measures when applicable:

Employee Stock-based Compensation Expense. These expenses consist primarily of expenses for employee stock options and employee restricted stock under ASC 718 (formerly SFAS 123(R)). The Company excludes employee stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that the Company does not believe are reflective of ongoing operating results in the period incurred. Further, as the Company applies ASC 718, it believes that it is useful to investors to understand the impact of the application of ASC 718 on its results of operations.

Amortization of Purchased Intangible Assets. The Company incurs amortization of purchased intangible assets in connection with acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s business.

Tax Benefit Related to Intercompany Intellectual Property (IP) Transaction. The Company excluded a tax benefit related to an intercompany IP transaction from its results for non-GAAP net loss for the first quarter ended March 31, 2012. The Company excluded this item as it believes it is non-recurring in nature, and does not have a direct impact on the operation of the Company’s core business.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding Cepheid’s or its management’s intentions, beliefs, expectations and strategies for the future, including those relating to potential growth, future revenues and future net loss/income and profitability, including on a non-GAAP basis, test menu expansion and utilization, consistency of product availability and delivery, sales organization productivity, improving gross margins, execution of manufacturing operations, product sales under the High Burden Developing Country (HBDC) program, commercial test and commercial system sales and resolution of manufacturing scale-up issues. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company’s current expectations. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to: our ability to successfully complete and bring on line additional manufacturing lines; our ability to manage our inventory levels; long sales cycles and variability in systems placements and reagent pull-through in the Company’s HBDC program; our success in increasing commercial and HBDC sales and the effectiveness of our sales personnel; the performance and market acceptance of new products; sufficient customer demand, customer confidence in product availability and available customer budgets for our customers; our ability to develop new products and complete clinical trials successfully in a timely manner for new products; uncertainties related to the FDA regulatory and European regulatory processes; the level of testing at clinical customer sites, including for Healthcare Associated Infections (HAIs); the Company’s ability to successfully introduce and sell products in clinical markets other than HAIs; the rate of environmental biothreat testing conducted by the USPS, which will affect the amount of consumable products sold to the USPS; other unforeseen supply, development and manufacturing problems; the potential need for additional intellectual property licenses for tests and other products and the terms of such licenses; lengthy sales cycles in certain markets; the Company’s reliance on distributors in some regions to market, sell and support its products; the occurrence of unforeseen expenditures, acquisitions or other transactions; costs associated with litigation; the impact of competitive products and pricing; the Company’s ability to manage geographically-dispersed operations; and underlying market conditions worldwide. Readers should also refer to the section entitled “Risk Factors” in Cepheid’s Annual Report on Form 10-K, its most recent Quarterly Report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information currently available to Cepheid, and Cepheid assumes no obligation to update any such forward-looking statement or reasons why results might differ.

FINANCIAL TABLES FOLLOW

CEPHEID

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Sales:
System and other sales	$18,796	$17,100	$34,806	$32,330
Reagent and disposable sales	77,216	63,915	153,144	125,977

Total sales	96,012	81,015	187,950	158,307
Costs and operating expenses:
Cost of sales	52,889	35,072	95,781	70,680
Collaboration profit sharing	1,425	1,645	3,535	3,329
Research and development	18,572	16,118	36,299	38,220
Sales and marketing	19,105	15,108	38,231	29,620
General and administrative	9,612	11,011	19,375	22,062

Total costs and operating expenses	101,603	78,954	193,221	163,911

Income (loss) from operations	(5,591)	2,061	(5,271)	(5,604)
Other expense, net	(717)	(572)	(343)	(334)

Income (loss) before income taxes	(6,308)	1,489	(5,614)	(5,938)
Benefit from (provision for) income taxes	(272)	(354)	(653)	1,547

Net income (loss)	$(6,580)	$1,135	$(6,267)	$(4,391)

Basic net income (loss) per share	$(0.10)	$0.02	$(0.09)	$(0.07)

Diluted net income (loss) per share	$(0.10)	$0.02	$(0.09)	$(0.07)

Shares used in computing basic net income (loss) per share	67,295	65,695	67,061	65,361

Shares used in computing diluted net income (loss) per share	67,295	68,869	67,061	65,361

CEPHEID

CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEETS

(in thousands)

	June 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$85,030	$95,779
Accounts receivable, net	47,828	43,999
Inventory	85,010	70,114
Prepaid expenses and other current assets	15,263	9,448

Total current assets	233,131	219,340
Property and equipment, net	66,232	54,830
Other non-current assets	1,078	913
Intangible assets, net	18,516	18,767
Goodwill	39,681	37,694

Total assets	$358,638	$331,544

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$40,436	$33,701
Accrued compensation	19,204	16,540
Accrued royalties	7,330	7,992
Accrued and other liabilities	4,040	4,235
Current portion of deferred revenue	11,300	9,599
Current portion of notes payable	183	183

Total current liabilities	82,493	72,250
Long-term portion of deferred revenue	877	1,156
Notes payable, less current portion	1,541	1,685
Other liabilities	9,750	8,911

Total liabilities	94,661	84,002

Shareholders’ equity:
Common stock	365,317	355,867
Additional paid-in capital	130,429	117,217
Accumulated other comprehensive income	96	56
Accumulated deficit	(231,865)	(225,598)

Total shareholders’ equity	263,977	247,542

Total liabilities and shareholders’ equity	$358,638	$331,544

CEPHEID

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended June 30,
	2013	2012
Cash flows from operating activities:
Net income (loss)	$(6,267)	$(4,391)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating
Depreciation and amortization of property and equipment	8,361	6,308
Amortization of intangible assets	3,146	2,633
Unrealized exchange differences	575	—
Stock-based compensation related to employees and consulting services rendered	12,806	11,567
Changes in operating assets and liabilities:
Accounts receivable	(2,586)	761
Inventory	(14,491)	(5,950)
Prepaid expenses and other current assets	(6,454)	(7,475)
Other non-current assets	30	(105)
Accounts payable and other current liabilities	5,669	(12,233)
Accrued compensation	2,616	(1,312)
Deferred revenue	1,422	438

Net cash provided by (used in) operating activities	4,827	(9,759)

Cash flows from investing activities:
Capital expenditures	(18,974)	(11,168)
Payments for technology licenses	(1,125)	—
Cost of acquisitions, net	(3,571)	(17,462)

Net cash used in investing activities	(23,670)	(28,630)

Cash flows from financing activities:
Net proceeds from the issuance of common shares and exercise of stock options	9,450	21,091
Principal payment of notes payable	(781)	—

Net cash provided by financing activities	8,669	21,091

Effect of exchange rate change on cash	(575)	(443)

Net decrease in cash and cash equivalents	(10,749)	(17,741)
Cash and cash equivalents at beginning of period	95,779	115,008

Cash and cash equivalents at end of period	$85,030	$97,267

CEPHEID

RECONCILIATION OF GAAP TO NON-GAAP MEASURES (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Cost of sales	$52,889	$35,072	$95,781	$70,680
Stock compensation expense	(840)	(700)	(1,382)	(1,335)
Amortization of purchased intangible assets	(805)	(333)	(1,659)	(666)

Non-GAAP measure of cost of sales	$51,244	$34,039	$92,740	$68,679

Gross margin on sales per GAAP	45%	57%	49%	55%
Gross margin on sales per Non-GAAP	47%	58%	51%	57%

Operating expenses	$47,289	$42,237	$93,905	$89,902
Stock compensation expense	(5,689)	(5,346)	(11,424)	(10,209)
Amortization of purchased intangible assets	(441)	(381)	(815)	(697)

Non-GAAP measure of operating expenses	$41,159	$36,510	$81,666	$78,996

Income (loss) from operations	$(5,591)	$2,061	$(5,271)	$(5,604)
Stock compensation expense	6,529	6,046	12,806	11,544
Amortization of purchased intangible assets	1,246	714	2,474	1,363

Non-GAAP measure of income from operations	$2,184	$8,821	$10,009	$7,303

Net income (loss)	$(6,580)	$1,135	$(6,267)	$(4,391)
Stock compensation expense	6,529	6,046	12,806	11,544
Amortization of purchased intangible assets	1,246	714	2,474	1,363
Tax benefit related to intercompany IP transaction	—	—	—	(1,815)

Non-GAAP measure of net income	$1,195	$7,895	$9,013	$6,701

Basic net income (loss) per share	$(0.10)	$0.02	$(0.10)	$(0.07)
Stock compensation expense	0.10	0.09	0.19	0.18
Amortization of purchased intangible assets	0.02	0.01	0.04	0.02
Tax benefit related to intercompany IP transaction	—	—	—	(0.03)

Non-GAAP measure of net income per share	$0.02	$0.12	$0.13	$0.10

Diluted net income (loss) per share	$(0.10)	$0.02	$(0.10)	$(0.07)
Stock compensation expense	0.10	0.08	0.19	0.18
Amortization of purchased intangible assets	0.02	0.01	0.04	0.02
Tax benefit related to intercompany IP transaction	—	—	—	(0.03)

Non-GAAP measure of net income per share	$0.02	$0.11	$0.13	$0.10

Shares used in computing basic net income (loss) per share	67,295	65,695	67,061	65,361

Shares used in computing diluted net income (loss) per share	69,666	68,869	69,554	68,535